Exhibit 99.1

RLI REPORTS SECOND QUARTER 2018 RESULTS

PEORIA, ILLINOIS, July 18, 2018 -- RLI Corp. (NYSE: RLI) – RLI Corp. reported second quarter 2018 net earnings of $33.3 million ($0.74 per share), compared to $26.2 million ($0.59 per share) for the second quarter of 2017. Operating earnings(1) for the second quarter of 2018 were $26.7 million ($0.60 per share) compared to $27.1 million ($0.61 per share) for the same period in 2017.

	Second Quarter		Year to Date
Earnings Per Diluted Share	2018	2017	2018	2017
Net earnings (2)	$0.74	$0.59	$1.01	$1.03
Operating earnings (1)	$0.60	$0.61	$1.19	$1.04

(1)	See discussion below: Non-GAAP and Performance Measures.
(2)	Unrealized losses on equity securities and the related taxes were included in net earnings in 2018. See discussion below: Recently Adopted Accounting Standard and Tax Reform.

Highlights for the quarter included:

•	Underwriting income(1) of $14.1 million, resulting in a combined ratio(1) of 92.8.
•	12% increase in gross premiums written and 10% increase in investment income.
•	Favorable development in prior years’ loss reserves resulting in a $12.4 million net increase in underwriting income.
•	Losses from volcanic activity in Hawaii resulting in a $5.5 million net decrease to underwriting income.
•	Book value per share of $19.17, an increase of 1% from year-end 2017, inclusive of dividends.

“We are pleased to report profitable underwriting results and strong premium growth in the second quarter,” said RLI Corp. Chairman & CEO Jonathan E. Michael. “We achieved a 93 combined ratio, which was driven by profitable underwriting in all segments. Although volcanic activity in Hawaii impacted our property results, I am proud of our team’s ongoing efforts to provide outstanding service and support to our policyholders living in affected areas. In addition, we posted 12% top line growth with contributions from multiple products across our diverse portfolio, marking our third consecutive quarter of double-digit growth. Because of the combined strength of our underwriting and investment performance, we were able to deliver $0.60 of operating earnings per share.”

Underwriting Income

RLI achieved $14.1 million of underwriting income in the second quarter of 2018 on a 92.8 combined ratio, compared to $19.7 million of underwriting income on an 89.3 combined ratio in the same quarter for 2017. Results for both years include favorable development in prior years’ loss reserves which totaled $12.4 million and $12.8 million for 2018 and 2017, respectively.

The following table highlights underwriting income and combined ratios by segment.

Underwriting Income(1)	Second Quarter		Combined Ratio(1)	Second Quarter
(in millions)	2018	2017		2018	2017
Casualty	$2.9	$8.6	Casualty	97.8	92.8
Property	3.6	2.9	Property	90.2	91.7
Surety	7.6	8.2	Surety	74.3	73.1
Total	$14.1	$19.7	Total	92.8	89.3

(1) See discussion below: Non-GAAP and Performance Measures.

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Other Income

RLI’s net investment income for the quarter increased 10.1% to $14.6 million, compared to the same period in 2017. For the six-month period ended June 30, 2018, investment income was $28.8 million versus $26.2 million for the same period in 2017. The investment portfolio’s total return was 0.8% for the quarter and -0.7% through the six-month period.

Comprehensive earnings were $25.6 million for the quarter ($0.57 per share) compared to $36.8 million ($0.83 per share) for the same quarter in 2017. In addition to net earnings, comprehensive earnings included after-tax unrealized gains/losses from the fixed income portfolio in 2018 and after-tax unrealized gains/losses from the fixed income and equity portfolios in 2017. See Recently Adopted Accounting Standard and Tax Reform discussion below.

Equity in earnings of unconsolidated investees was $7.1 million for the quarter compared to $6.8 million from the same period last year. These results are related to Maui Jim, Inc. ($6.6 million), a producer of premium sunglasses, and Prime Holdings Insurance Services, Inc. ($0.5 million), a specialty insurance company. For the second quarter of 2017, equity in earnings of unconsolidated investees from Maui Jim and Prime was $6.2 million and $0.6 million, respectively. For the six-month period ended June 30, 2018, equity in earnings of unconsolidated investees was $12.3 million versus $11.7 million in 2017.

Dividends Paid in the Second Quarter of 2018

On June 20, 2018, the company paid an ordinary dividend of $0.22 per share, a $0.01 increase over the prior quarter. RLI’s cumulative dividends total more than $613 million paid over the last five years.

Recently Adopted Accounting Standard and Tax Reform

As disclosed in RLI’s Annual Report on Form 10-K for the year ended December 31, 2017, accounting guidance for financial instruments changed in 2018 under ASU 2016-01, Financial Instruments – Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities. We adopted this accounting standard update, effective January 1, 2018, using a cumulative-effect adjustment. This adjustment moved the historical unrealized gains and losses, net of tax, on the equity portfolio from accumulated other comprehensive earnings to retained earnings, but had no impact on overall shareholders’ equity. In addition, for 2018 and forward, the change in fair value for equity securities is required to be recognized through net earnings rather than through other comprehensive income. As defined below, we exclude these unrealized gains and losses in arriving at operating earnings and earnings per share from operations. For the second quarter of 2018, $12.6 million of unrealized losses, gross of tax, were recognized within pre-tax earnings and the income tax expense was reduced by $2.6 million. The impact to our income statement will vary depending upon the level of volatility in the performance of the securities held in our equity portfolio and the overall market.

The change in the federal corporate tax rate from 35% to 21% commencing January 1, 2018, as enacted by the Tax Cuts and Jobs Act of 2017 (TCJA), contributed to a lower effective tax rate for 2018 as compared to 2017.

Non-GAAP and Performance Measures

Management has included certain non-generally accepted accounting principles (“non-GAAP”) financial measures in presenting the Company’s results. Management believes that these non-GAAP measures better explain the Company’s results of operations and allow for a more complete understanding of the underlying trends in the Company’s business. These measures should not be viewed as a substitute for those determined in accordance with generally accepted accounting principles (“GAAP”). In addition, our definitions of these items may not be comparable to the definitions used by other companies.

Operating earnings and earnings per share (EPS) from operations consist of our GAAP net earnings adjusted by the net realized gains/(losses), net unrealized gains/(losses) on equity securities for 2018 only and taxes related thereto. The adjustment for net unrealized gains/(losses) on equity securities is only applicable for 2018 due to the adoption of the above mentioned accounting standard update. Net earnings and net earnings per share are the GAAP financial measures that are most directly comparable to operating earnings and EPS from operations. A reconciliation of the operating earnings and EPS from operations to the comparable GAAP financial measures is included in the 2018 financial highlights below.

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Underwriting income or profit represents the pretax profitability of our insurance operations and is derived by subtracting loss and settlement expenses, policy acquisition costs and insurance operating expenses from net premium earned, which are all GAAP financial measures. The combined ratio, which is derived from components of underwriting income, is a performance measure commonly used by property and casualty insurance companies and is calculated as the sum of loss and settlement expenses, policy acquisition costs and insurance operating expenses, divided by net premiums earned, which are all GAAP measures.

Other News

At 10 a.m. central daylight time (CDT) tomorrow, July 19, 2018, RLI management will hold a conference call to discuss quarterly results with insurance industry analysts. Interested parties may listen to the discussion through the Internet at https://edge.media-server.com/m6/p/2judher6.

Except for historical information, this news release may include forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) including, without limitation, statements reflecting our current expectations about the future performance of our company or our business segments or about future market conditions. These statements are subject to certain risk factors that could cause actual results to differ materially. Various risk factors that could affect future results are listed in the company's filings with the Securities and Exchange Commission, including the Form 10-K Annual Report for the year ended December 31, 2017.

About RLI

RLI Corp. (NYSE: RLI) is a specialty insurer serving diverse, niche property, casualty and surety markets. The company provides deep underwriting expertise and superior service to commercial and personal lines customers nationwide. RLI’s products are offered through its insurance subsidiaries RLI Insurance Company, Mt. Hawley Insurance Company and Contractors Bonding and Insurance Company. All of RLI’s insurance subsidiaries are rated A+ (Superior) by A.M. Best Company. RLI has paid and increased regular dividends for 43 consecutive years and delivered underwriting profits for 22 consecutive years. To learn more about RLI, visit www.rlicorp.com.

Media Contact

Aaron Jacoby

Vice President, Corporate Development

309-693-5880

Aaron.Jacoby@rlicorp.com

Supplemental disclosure regarding the earnings impact of specific items:

		Operating Earnings Per Share
		2018	2017	2018	2017
		2nd Qtr	2nd Qtr	6 Mos.	6 Mos.
Operating Earnings Per Share(1)		$0.60	$0.61	$1.19	$1.04

Specific items included in operating earnings per share:(2) (3)
•	Favorable development in casualty prior years' reserves	$0.12	$0.13	$0.24	$0.08
•	Favorable development in property prior years' reserves	$0.05	$0.01	$0.06	$0.04
•	Favorable development in surety prior years' reserves	$0.05	$0.04	$0.14	$0.12
•	Catastrophe impact
	▪ 2018 Hawaii volcanic activity	$(0.10)	-	(0.10)	-
	▪ 2018 storms	$(0.02)	$-	$(0.05)	$-
	▪ 2017 and prior events	$-	$(0.03)	$-	$(0.03)

(1)	See discussion above: Non-GAAP and Performance Measures.
(2)	Includes incentive and profit sharing-related impacts which affected policy acquisition, insurance operating and general corporate expenses.
(3)	Reserve development reflects changes from previously estimated losses.

RLI CORP.
2018 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
SUMMARIZED INCOME STATEMENT DATA:	2018	2017	% Change	2018	2017	% Change
Net premiums earned	$196,522	$184,331	6.6%	$386,549	$367,616	5.2%
Net investment income	14,577	13,238	10.1%	28,809	26,243	9.8%
Net realized gains (losses)	20,849	(1,359)	-	29,253	(735)	-
Net unrealized losses on equity securities	(12,611)	-	-	(39,383)	-	-
Consolidated revenue	$219,337	$196,210	11.8%	$405,228	$393,124	3.1%

Loss and settlement expenses	$101,653	$90,347	12.5%	$194,074	$183,737	5.6%
Policy acquisition costs	66,325	60,695	9.3%	133,059	124,198	7.1%
Insurance operating expenses	14,398	13,546	6.3%	27,783	26,881	3.4%
Interest expense on debt	1,858	1,857	0.1%	3,714	3,713	0.0%
General corporate expenses	2,641	2,535	4.2%	4,924	5,860	(16.0)%
Total expenses	$186,875	$168,980	10.6%	$363,554	$344,389	5.6%

Equity in earnings of unconsolidated investees	7,100	6,806	4.3%	12,266	11,744	4.4%

Earnings before income taxes	$39,562	$34,036	16.2%	$53,940	$60,479	(10.8)%
Income tax expense	6,311	7,828	(19.4)%	8,473	14,443	(41.3)%
Net earnings	$33,251	$26,208	26.9%	$45,467	$46,036	(1.2)%

Other comprehensive earnings (loss), net of tax	(7,675)	10,599	-	(34,073)	22,368	-

Comprehensive earnings	$25,576	$36,807	(30.5)%	$11,394	$68,404	(83.3)%

Operating earnings(1):

Net earnings	$33,251	$26,208	26.9%	$45,467	$46,036	(1.2)%
Less:
Realized (gains) losses	(20,849)	1,359	-	(29,253)	735	-
Income tax on realized gains (losses)	4,378	(477)	-	6,143	(257)	-
Unrealized losses on equity securities	12,611	-	-	39,383	-	-
Income tax on unrealized losses on equity securities	(2,648)	-	-	(8,270)	-	-
Operating earnings	$26,743	$27,090	(1.3)%	$53,470	$46,514	15.0%

Return on Equity:
Net earnings (trailing four quarters)				12.2%	11.5%
Comprehensive earnings (trailing four quarters)				9.7%	9.2%

Per Share Data:
Diluted:
Weighted average shares outstanding (in 000's)	44,742	44,519		44,853	44,517

Net earnings per share	$0.74	$0.59	25.4%	$1.01	$1.03	(1.9)%
Less:
Realized (gains) losses	(0.46)	0.03	-	(0.65)	0.02	-
Income tax on realized gains (losses)	0.10	(0.01)	-	0.14	(0.01)	-
Unrealized losses on equity securities	0.28	-	-	0.88	-	-
Income tax on unrealized losses on equity securities	(0.06)	-	-	(0.19)	-	-
EPS from operations(1)	$0.60	$0.61	(1.6)%	$1.19	$1.04	14.4%

Comprehensive earnings per share	$0.57	$0.83	(31.3)%	$0.25	$1.54	(83.8)%

Cash dividends per share - ordinary	$0.22	$0.21	4.8%	$0.43	$0.41	4.9%

Net Cash Flow provided by Operations	$84,607	$63,305	33.6%	$100,000	$74,570	34.1%

(1) See discussion above: Non-GAAP and Performance Measures.

RLI CORP.
2018 FINANCIAL HIGHLIGHTS
(Unaudited)
(Dollars in thousands, except per share amounts)

	June 30,	December 31,
	2018	2017	% Change
SUMMARIZED BALANCE SHEET DATA:
Fixed income	$1,710,612	$1,672,239	2.3%
(amortized cost - $1,727,075 at 6/30/18)
(amortized cost - $1,646,411 at 12/31/17)
Equity securities	386,603	400,492	(3.5)%
(cost - $207,214 at 6/30/18)
(cost - $182,002 at 12/31/17)
Other invested assets	36,562	33,808	8.1%
Cash and cash equivalents	34,102	34,251	(0.4)%
Total investments and cash	$2,167,879	$2,140,790	1.3%

Premiums and reinsurance balances receivable	143,442	134,351	6.8%
Ceded unearned premiums	65,007	57,928	12.2%
Reinsurance balances recoverable on unpaid losses	315,117	301,991	4.3%
Deferred policy acquisition costs	83,624	77,716	7.6%
Property and equipment	56,019	55,849	0.3%
Investment in unconsolidated investees	91,594	90,067	1.7%
Goodwill and intangibles	54,693	59,302	(7.8)%
Other assets	30,430	29,250	4.0%
Total assets	$3,007,805	$2,947,244	2.1%

Unpaid losses and settlement expenses	$1,343,248	$1,271,503	5.6%
Unearned premiums	482,156	451,449	6.8%
Reinsurance balances payable	18,938	21,624	(12.4)%
Funds held	68,795	74,560	(7.7)%
Income taxes - deferred	36,432	53,768	(32.2)%
Bonds payable, long-term debt	149,022	148,928	0.1%
Accrued expenses	38,384	52,848	(27.4)%
Other liabilities	21,033	18,966	10.9%
Total liabilities	$2,158,008	$2,093,646	3.1%
Shareholders' equity	849,797	853,598	(0.4)%
Total liabilities & shareholders' equity	$3,007,805	$2,947,244	2.1%

OTHER DATA:

Common shares outstanding (in 000's)	44,340	44,148

Book value per share	$19.17	$19.33	(0.8)%
Closing stock price per share	$66.19	$60.66	9.1%
Cash dividends per share - ordinary (annualized)	$0.87	$0.83	4.8%
Cash dividends per share - special	$-	$1.75	-

Statutory surplus	$927,892	$864,554	7.3%

RLI CORP.
2018 FINANCIAL HIGHLIGHTS
UNDERWRITING SEGMENT DATA
(Unaudited)
(Dollars in thousands, except per share amounts)

Three Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2018

Gross premiums written	$178,521		$58,255		$33,039		$269,815
Net premiums written	149,635		45,395		31,701		226,731
Net premiums earned	129,613		37,190		29,719		196,522
Net loss & settlement expenses	81,430	62.8%	17,149	46.1%	3,074	10.3%	101,653	51.7%
Net operating expenses	45,329	35.0%	16,394	44.1%	19,000	64.0%	80,723	41.1%
Underwriting income(1)	$2,854	97.8%	$3,647	90.2%	$7,645	74.3%	$14,146	92.8%

2017

Gross premiums written	$160,024		$50,099		$30,815		$240,938
Net premiums written	136,041		38,810		29,246		204,097
Net premiums earned	119,259		34,485		30,587		184,331
Net loss & settlement expenses	70,807	59.4%	15,680	45.5%	3,860	12.6%	90,347	49.0%
Net operating expenses	39,804	33.4%	15,942	46.2%	18,495	60.5%	74,241	40.3%
Underwriting income(1)	$8,648	92.8%	$2,863	91.7%	$8,232	73.1%	$19,743	89.3%

Six Months Ended June 30,
		GAAP		GAAP		GAAP		GAAP
	Casualty	Ratios	Property	Ratios	Surety	Ratios	Total	Ratios
2018

Gross premiums written	$318,976		$104,162		$63,541		$486,679
Net premiums written	267,951		81,285		60,941		410,177
Net premiums earned	255,463		72,372		58,714		386,549
Net loss & settlement expenses	160,399	62.8%	30,249	41.8%	3,426	5.8%	194,074	50.2%
Net operating expenses	90,649	35.5%	32,594	45.0%	37,599	64.0%	160,842	41.6%
Underwriting income(1)	$4,415	98.3%	$9,529	86.8%	$17,689	69.8%	$31,633	91.8%

2017

Gross premiums written	$286,858		$87,178		$61,778		$435,814
Net premiums written	243,232		67,809		58,794		369,835
Net premiums earned	236,243		70,290		61,083		367,616
Net loss & settlement expenses	153,208	64.9%	26,013	37.0%	4,516	7.4%	183,737	50.0%
Net operating expenses	81,268	34.4%	32,610	46.4%	37,201	60.9%	151,079	41.1%
Underwriting income(1)	$1,767	99.3%	$11,667	83.4%	$19,366	68.3%	$32,800	91.1%

(1) See discussion above: Non-GAAP and Performance Measures.